INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Sun City Industries, Inc. on Form S-8 of our report dated May 16, 1997, appearing in the Annual Report on Form 10-K of Sun City Industries, Inc. for the year ended February 1, 1997.





DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida


December 12, 1997